                                                                   EXHIBIT 4.1.2

                            CERTIFICATE OF CORRECTION
                        FILED TO CORRECT A CERTAIN ERROR
                                     IN THE
                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      MEWBOURNE ENERGY PARTNERS 99-A, L.P.


         MEWBOURNE ENERGY PARTNERS 99-A, L.P., a Delaware limited partnership organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, DOES HEREBY CERTIFY:

         1.The name of the limited partnership is MEWBOURNE ENERGY PARTNERS 99-A, L.P.

         2.That a Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 99-A, L.P. was filed with the Secretary of State of Delaware on April 6, 1999.

         3.That a Certificate of Amendment to the Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 99-A, L.P. was filed with the Secretary of State of Delaware on November 23, 1999, and said Certificate of Amendment to the Certificate of Limited Partnership requires correction as permitted by
Section 17-213 of the Delaware Revised Uniform Limited Partnership Act.

         4.The inaccuracy or defect of the Certificate of Amendment to the Certificate of Limited Partnership to be corrected is Exhibit A thereto, which contains a list of the general partners, referred to in Article Two thereof. Such Exhibit A, as originally filed, fails to name all such general partners.

         5.Exhibit A to the Certificate of Amendment to the Certificate of Limited Partnership is corrected to read as set forth in Exhibit "A" attached hereto.

         IN WITNESS WHEREOF, the undersigned, the managing general partner by and through a duly authorized officer thereof and the attorney-in-fact for each of the investor general partners set forth on Exhibit A, have executed this Certificate of Correction to the Certificate of Amendment to Certificate of Limited Partnership on this 2nd day of March, 2000.

         MEWBOURNE DEVELOPMENT CORPORATION, acting for itself and as attorney-in-fact for each of the investor general partners as set forth on Exhibit A


                                   By:  /s/ J. Roe Buckley
                                        ------------------
                                        J. Roe Buckley, Chief Financial Officer

                               CORRECTED EXHIBIT A

                      MEWBOURNE ENERGY PARTNERS 99-A, L.P.
                         FINAL LIST OF GENERAL PARTNERS



Debra L. Albair Trust
Debra L. & William B. Albair, Trustees

Ardis M. Albany

Amos Family Trust
Charles R. & Sharon L. Amos, Trustees

Thomas H. Anderson Trust
Thomas H. & Bonita M. Anderson, Trustees

Cynthia W. Baer

Howard L. Baker, Jr. Trust
Howard L. Baker, Jr., Trustee

Albert D. Ballance

Blackman Family Trust
James E. & Virginia M. Blackman, Trustees

Vince Blum

Frederick W. Bode

Michael F & Mary Ann Bond

Cleo M. Bradford

Buford L. Brock Trust
Buford L. Brock, Trustee

Nancy N. Brown

Paul J. & Amanda Murphy Brown

Wayne R. Brown

Rosalie Bucci

Esther Bucher

George B. Bunch

Greg & Molly Bunton

Linda R. Burk Trust
Linda R. Burke, Trustee

J. Millard & Diane Burr

Snowdon D. Byron Living Trust
Snowdon D. Byron, Trustee

CAK Equity Co.

John P. Cavanaugh Rev. Liv. Trust
John P. Cavanaugh, Trustee

Miriam Chang & Arthur W. Donoho

Lorin T. L. Chun

Louis P. Jr. & Edwina C. Clark

Dale T. & Jennie L. Clausen

Marcella Cleary Rev. Liv. Trust
Marcella H. Cleary, Trustee

John T. & Mary J. Coffey

Donald W. Cohen

Linda S. Cohen

Conrad Family Trust
William D. & Eloise D. Conrad, Trustees

Cotterill Family Trust
Carl H. or Ollie G. Cotterill, Trustees

Basil Coukis

R. Russell Darby

Patsy M. Davis

Claudia C. Dew Living Trust
Claudia C. Dew, Trustee

Diesman Family Trust
Michael & Kathleen Diesman, Trustees

Disalvo Living Trust
Anthony J., Sr.  & Rosina Disalvo, Trustees

Carl J. Disalvo Living Trust
Carl J. Disalvo, Trustee

Eunice R. Dobbs

Ed Don

Timothy R. & Nancy Dorlac

Donald J. Dorr

Evelyn P. Dunn Rev. Trust
Evelyn P. & David A. Dunn, Trustees

Mark E. Dykman

Cosette M. Edgerton

Sherry & Joseph Elwell

The Engle Trust
Charles V. & Marjorie C. Engle, Trustees

Donna Gail Enrico

Sigo Falk

Eugene R. Fannin Rev. Trust
Eugene R. & Helen P. Fannin, Trustees

Featherstone Family Trust
John C. & A. Jo Featherstone, Trustees

Louis E. Fettig Rev. Trust
Louis E. Fettig, Trustee

James A. Fields

Mary M. Flauaus Rev. Liv. Trust
Mary M. Wurtz, Trustee

Alice Virgnia D. Fletcher

Gerald & Sherrill Froesel

Stephen J. Fukayama

Daniel E. & Robin L. Fuller

Fred W., Jr. & Mary C. Gladbach

Shuchita Goel

Dorothy I. Goggio Rev. Liv. Trust
Dorothy I. Goggio, Trustee

Margaret M. Goggio Trust
Margaret M. Goggio, Trustee

Michael & Ginia Goggio

Linda Gordon

Alice Griffey Rev. Liv. Trust
Alice Griffey, Trustee

Marilyn A. Galati-Grote Trust
Marilyn A. Galati-Grote, Trustee

David L. & Diane M. Grubbs

George & Judith Guttschalk

Peter B. Halmos

Hamrick Family Trust
Don E. & Gloria F. Hamrick, Trustees

Kenneth W. & Virginia L. Harmann

Timothy A. Harrison Rev. Trust
Timothy A. Harrison, Trustee

Janis A. Hart Rev. Liv. Trust
Janis A. Hart, Trustee

Lyle G. & Nancy E. Hartman

Hayakawa Family Trust
George Y. & Betty H. Hayakawa, Trustees

Donald G. Heth Rev. Trust
Donald G. Heth, Trustee

Philip & Elaine Heverin

Hoffman Trust Dated 9/11/96
Amy M. Hoffman, Trustee

Holbrook Family Trust
Joseph C. & Martha S. Holbrook, Trustees

Larry S. & Beverly Humphries

Eileen Jernigan Rev. Living Trust
Eileen Jernigan, Trustees

Barbara G. Johnson

Janet R. Jokisch Rev. Living Trust
Janet R. Jokisch, Trustee

K & E Equity Co.

K & K Equity Co.

Trudy E. Keane

Kerr Family Trust
Robert A. & Janet F. Kerr, Trustees

Alan R. & Linda A. Kertz

Lorraine Kesling Rev. Liv. Trust
Lorraine Kesling, Trustee

John W. Carole L. Keyser

Michael J. Kieler

Rebecca J. Kieler

Rosemay Kinder Rev. Liv. Trust
Rosemary Kinder, Trustee

J. Paul Kitchens

Larry Kneeskern

Richard A. & Frances M. Kopp

William L. Kraus, III

Daniel W. & Mary Kate Krause

Michael Krause Trust
Daniel W. Krause, Trustee

Bruce W. & Linda M. Kruenegel

Dale K. & Karen Kruse

Anita L. Helfers Kuss

John E. Landwehr Living Trust
John E. Landwehr, Trustee

Lawrence G. Lareau

Richard D. Lind Rev. Liv. Trust
Richard D. Lind, Trustee

Ronald G. & Cecilia Ann Lindemann

Linsin Rev. Living Trust
Russell J. & Virginia C. Linsin, Trustees

Rebecca A. Lippitt

Albert L., Jr. & Barbara A. Lock

1988 Lodi Living Trust
Edward & Rose Marie Lodi, Trustees

John & Vera Lopez

Jeffrey W. Lubore

David J. Lucido Trust
David J. & Mary E. Sudbrock Lucido, Trustees

Elaine K. MacDonald

Richard A. & Virgnia B. MacEwen

Thomas C. Macom

John F. & Quy T. Manning

Mason Family Trust
Robert J. & Rita R. Mason, Trustees

Joy R. Masters Trust
Joy R. & Bernard L. Masters, Trustees

Dr. Douglas S. & Sandra M. McFarlane

McGlaughlin Rev. Living Trust
Robert & Mary McGlaughlin, Trustees

James & Susan McHugh

William R. McKibbon, Jr.

McMurry, Thomas G. & Lora A.

Randy & Donna Mefford

C. Robert & Mary Teresa Meloni

John G. Mergner Sr.

Francis A. Messig Rev. Living Trust
Francis A. Messig, Trustee

Virginia R. Minard Trust
Virginia R. Minard, Trustee

Richard C. Minto Rev. Liv. Trust
Richard C. Minto, Trustee

Darrin Miranda

Carl J. & Judith A. Modzinski

C. W. Moore

Robert E. Mortensen

Mosher-Schreiber Family Trust
Loren R. Mosher & Judith L. Schreiber, Trustees

Mothershead Family Trust
Theodore E. & Beaty M. Mothershead, Trustees

A. Robert Neurath

Lawrence L. Nichols

Ki Norman

Bonifacio Olguin

John F. Parrott

Sadashiv D. Parwatikar

Zelah G. Pek

Jimmy Pendergraft

Lucy R. Pennoyer

Claudia H. Peters

L. Gordon Pfefferkorn, Jr.

Patricia H. Polinsky

Charles H. Powers

Mable W. Quinby Rev. Trust
Mable W. Quinby, Trustee

Katherine D. Rallo Living Trust
Katherine D. Rallo, Trustee

E. Darlene Reagan

Ralph E. Reardon

Melvin Rector Jr. & Susan Rector

James E. Reittinger

Jeannette A. Richards

Barbara J. Richter Liv. Trust
Barbara J. Richter, Trustee

James F. Rinard

Marilyn D. Rodell Rev. Liv. Trust
Marilyn D. Rodell, Trustee

Susan M. Scalise Rev. Liv. Trust
Susan M. Scalise, Trustee

John & Jean Schaller

Mary Ann Schuermann Rev. Living Trust
Mary Ann Schuermann, Trustee

William G. Schmegel Trust
William G. & Dorothy L. Schmegel, Trustees

Vernon J. & Betty Jane Schmitz

Antje B. Schneider & Jorn Borchmann

Antje B. Weaver Schneider

Thomas P. & Rachel M. Schneider

David R. Schroeder Liv. Trust
David R. & Jan Schroeder, Trustees

Jan F. Schroeder Liv. Trust
Jan F. & David R. Schroeder, Trustees

Peter M. Scott, III

Stephen G. & Patricia L. Seroka

Kay R. Shirley

Joseph A. & Laura M. Shull

Catherine B. Simcoe Survivors Trust
Catherine B. Simcoe, Trustee

John T. Skehan

James C. Smith Jr. Rev. Trust
James C. Smith, Jr., Trustee

Ronald A. Solarz

Edward T. Sprock Trust
Edward T. Sprock, Trustee

Margaret L. Stelzer

Dolores L. Stolarski

Stout Family Trust
Richard P. & Sarajenny A. Stout, Trustees

James J. & Linda A. Stragand

Mary A. Suchan Rev. Living Trust
Mary A. Suchan, Trustee

Gladyce Sumida

Szwargulski Rev. Living Trust
Jesse L. & Charlene A. Szwargulski, Trustees

Joseph M. & Maureen F. Tabacchi

R. Glenn & Gretchen Taylor

Margaret S. Todd

Anthony & Sue Tosto

Dillon K. Trulove Rev. Trust
Dillon Trulove, Trustee

Ka-Khy & Sayeda B. Tze

Loren W. & Janice A. Vanderwert

Donald W. Viets, Jr.

Walter C. Wagner

Barbara Waldman

John R. Sr. & Sharon K. Walsh

Wamhoff Rev. Living Trust

Robert E. & Diane Wamhoff, Trustees

Brian D. & Sherri L. Wassel

Fred Weissenborn

Doris I. Wills

Gary S. & Patricia J. Wilson

Larry T. Wilson

Lori J. Wright

Dennis P. Yarnell

                                                                       EXHIBIT B

                         MEWBOURNE ENERGY PARTNERS 99-A
                                LIMITED PARTNERS


Steve J. Adams

Catherine S. Beals

John & Susan Best

Pardeep K. Bhanot

Lana D. Brady

Robert B. Cavanah

Thomas J. Conley Trust
Thomas J. & Betty A. Conley, Trustees

Kathryn A. Crouch Rev. Liv. Trust
Kathryn A. Crouch, Trustee

David T. Garrett, Inc.

Sam S. & Randa S. Hawatmeh

Michael J. & Helen M. Hogan

Joanne S. Iverson Liv. Trust
Joanne S. Iverson, Trustee

Thomas Michael & Anne L. Knasel

Fred C. Mitchell

Gene T. Morris Declaration Trust
Gene T. Morris, Trustee

Gary M. & J. Delores Neimeyer

Jesse Nimmer Trust
Joel & Julie Nimmer, Trustees

M. Annette Penny Rev. Living Trust
M. Annette Penny, Trustee

Thomas V. & Sharon L. Plunket

Danial L. Poel & Robbie L. Rose-Poel

Charlene Ramsey

Marian M. Reagan

Timothy E. & Victoria Ellison-Rodell

Shimodoi Family Trust
Teddy S. & Lily Y. Shimodoi, Trustees

Snyder Family Trust
John Edward & Carolyn Jean Snyder, Trustees

Richard Stanley & Barbara Cohen Trust
Richard Stanley & Barbara Cohen, Trustees

Sarah H. Taylor

Terrie R. Weems

Womble Drug Company, Inc.
Logan N. Womble & Joseph E. Womble